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                                                                     EXHIBIT 5.1

                        [KIRKLAND & ELLIS LLP LETTERHEAD]

                                October 27, 2003



R.J. Tower Corporation
and the Guarantors set forth below
5211 Cascade Road, SE
Suite 300
Grand Rapids, Michigan 49546


      Re:   Registration Statement on Form S-4 (Registration No. 333-107232)
            ---------------------------------------------------------------

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to R.J. Tower Corporation, a Michigan corporation (the "Issuer"), and Tower Automotive, Inc., a Delaware corporation ("Tower"), Tower Automotive Finance, Inc., a Delaware corporation ("Tower Finance"), Tower Automotive International, Inc., a Delaware corporation ("Tower International"), Tower Automotive Products Company, Inc., a Delaware corporation ("Tower Products"), Tower Automotive Services and Technology, Inc., a Delaware corporation ("Tower Services and Technology"), Tower Automotive Chicago, LLC, an Illinois limited liability company ("Tower Chicago"), Tower Automotive Granite City, LLC, an Illinois limited liability company ("Tower Granite City"), Tower Automotive Granite City Services, LLC, an Illinois limited liability company ("Tower Granite City Services"), Tower Automotive Technology Products, Inc., an Indiana corporation ("Tower Technology Products"), Tower Automotive International Funding, Inc., a Michigan corporation ("Tower Funding"), Tower Automotive International Holdings, Inc., a Michigan corporation ("Tower Holdings"), Tower Automotive Plymouth, Inc., a Michigan corporation ("Tower Plymouth"), Tower Automotive Technology, Inc., a Michigan corporation ("Tower Technology"), Tower Automotive Tooling Services, Inc., a Michigan corporation ("Tower Tooling"), Tower Services, Inc., a Michigan corporation ("Tower Services"), Tower Automotive Lansing, LLC, a Michigan limited liability company ("Tower Lansing"), Tower Automotive Michigan, LLC, a Michigan limited liability company ("Tower Michigan"), Tower Automotive Tool, LLC, a Michigan limited liability company ("Tower Tool"), Trylon Corporation, a Michigan corporation ("Trylon"), Algoods USA, Inc., a Kentucky corporation ("Algoods"), Tower Automotive Bardstown, Inc., a Kentucky corporation ("Tower Bardstown"), Tower Automotive Bowling Green, LLC, a Kentucky limited liability company ("Tower Bowling Green"), Tower Automotive Milwaukee, LLC, Wisconsin limited liability company ("Tower Milwaukee"), and Tower Automotive Wisconsin, LLC, a Wisconsin limited liability company ("Tower Wisconsin"). Tower, Tower Finance, Tower International, Tower Products, Tower Services and Technology, Tower Chicago, Tower Granite City, Tower Granite City Services, Tower Technology Products, Tower Funding, Tower Holdings, Tower Plymouth, Tower Technology, Tower Tooling, Tower Services, Tower Lansing, Tower

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Michigan, Tower Tool, Trylon, Algoods, Tower Bardstown, Tower Bowling Green,
Tower Milwaukee and Tower Wisconsin are collectively referred to in this opinion letter as the "Guarantors" and, together with the Issuer, as the "Registrants." In this opinion letter: (i) Issuer, Tower Funding, Tower Holdings, Tower Plymouth, Tower Technology, Tower Tooling, Tower Services, Tower Lansing, Tower Michigan, Tower Tool and Trylon are collectively referred to as the "Michigan Registrants"; (ii) Tower Technology Products is referred to as the "Indiana Registrant"; (iii) Tower Milwaukee and Tower Wisconsin are collectively referred to as the "Wisconsin Registrants"; and (iv) Algoods, Tower Bardstown and Tower Bowling Green are collectively referred to as the "Kentucky Registrants."

         This opinion letter is being delivered in connection with the proposed registration by the Issuer of $258,000,000 in aggregate principal amount of the Issuer's 12% Senior Notes due 2013, Series B (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-107232) originally filed with the Securities and Exchange Commission (the "Commission") on July 22, 2003, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

         The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as supplemented, the "Indenture"), dated as of June 13, 2003, among the Issuer, the Guarantors and BNY Midwest Trust Company, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's outstanding 12% Senior Notes due 2013 (the "Senior Notes"), of which $258,000,000 in aggregate principal amount is subject to the exchange offer pursuant to the Registration Statement.

         In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (ii) the Indenture, (iii) the Registration Statement, and (iv) the Registration Rights Agreement, dated as of June 13, 2003, by and among the Registrants and J.P. Morgan Securities Inc., relating to the Senior Notes.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law

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affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

         Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Senior Notes, the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors.

         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         Our advice on every legal issue addressed in this letter is based exclusively on the law of the States of Delaware, Illinois and New York or the federal law of the United States. For purposes of our opinion that the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinions of: (i) Varnum, Riddering, Schmidt & Howlett LLP with respect to the Michigan Registrants, the Indiana Registrant and the Wisconsin Registrants; and (ii) Wyatt Tarrant & Combs LLP with respect to the Kentucky Registrants, that such Exchange Notes and Guarantees have been duly authorized, executed and delivered, and do not conflict with, or require consents under, their respective states of organization. We are not licensed to practice in Michigan, Indiana, Wisconsin or Kentucky and we have made no investigation of, and do not express or imply an opinion on, the laws of such states.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Delaware, Illinois or New York or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                                          Sincerely,

                                                          /s/ Kirkland & Ellis

                                                          Kirkland & Ellis


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